                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

      Filed by the Registrant /X/
      Filed by a Party other than the Registrant / /

      Check the appropriate box:
      / /        Preliminary Proxy Statement
      / /        Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
      /X/        Definitive Proxy Statement
      / /        Definitive Additional Materials
      / /        Soliciting Material Pursuant to Section240.14a-11(c) or
                 Section240.14a-12

                        OPTION CARE, INC.
      -----------------------------------------------------------------------
                 (Name of Registrant as Specified In Its Charter)

      -----------------------------------------------------------------------
           (Name of Person(s) Filing Proxy Statement, if other than the
                                    Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/        No fee required.
/ /        Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11.
           (1)  Title of each class of securities to which transaction applies:
                ----------------------------------------------------------
           (2)  Aggregate number of securities to which transaction
                applies:
                ----------------------------------------------------------
           (3)  Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
                ----------------------------------------------------------
           (4)  Proposed maximum aggregate value of transaction:
                ----------------------------------------------------------
           (5)  Total fee paid:
                ----------------------------------------------------------
/ /        Fee paid previously with preliminary materials.
/ /        Check box if any part of the fee is offset as provided by
           Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or
           Schedule and the date of its filing.
           (1)  Amount Previously Paid:
                ----------------------------------------------------------
           (2)  Form, Schedule or Registration Statement No.:
                ----------------------------------------------------------
           (3)  Filing Party:
                ----------------------------------------------------------
           (4)  Date Filed:
                ----------------------------------------------------------

                                     [LOGO]

                  NOTICE OF 2000 ANNUAL SHAREHOLDERS' MEETING
                            TO BE HELD MAY 12, 2000

                               ------------------

TO OUR SHAREHOLDERS:

    NOTICE IS HEREBY GIVEN that the Annual Shareholders' Meeting of Option Care, Inc., a Delaware corporation (the "Company"), will be held at The Northern Trust Bank, 265 E. Deerpath Road, Lake Forest, Illinois, on Friday, May 12, 2000, at 10:00 a.m. (CST) for the purpose of considering and acting upon the following:

    (1) The election of two Directors for terms expiring in 2003;

    (2) The ratification and approval of the Option Care, Inc. 2001 Employee Stock Purchase Plan;

    (3) The ratification and approval of and amendment to the Company's Stock Incentive Plan to increase the number of shares available to be issued thereunder from 2,000,000 shares to 2,500,000 shares;

    (4) The transaction of such other business as may properly be brought before the meeting or any adjournment thereof.

    Only shareholders of record at the close of business on March 17, 2000 are entitled to notice of and to vote at the Annual Shareholders' Meeting.

    We encourage you to read the attached Proxy Statement carefully. Even if you expect to be present at the meeting, please sign, date and return the enclosed Proxy as promptly as possible in the accompanying return envelope, for which no postage is required if mailed in the United States. The mailing of an executed Proxy will not affect your right to vote in person should you later decide to attend the Annual Shareholders' Meeting.

                                        BY ORDER OF THE BOARD OF DIRECTORS

                                        CATHY BELLEHUMEUR
                                        Senior Vice President, General Counsel
                                        and Secretary

April 12, 2000

                               OPTION CARE, INC.
                                PROXY STATEMENT

                               TABLE OF CONTENTS

Voting Procedures...........................................      1

Proposal No. 1--Election of Directors.......................      2

Information about the Board of Directors....................      2

Security Ownership of Certain Beneficial Owners and
  Management................................................      4

Report of Compensation Committee on Executive
  Compensation..............................................      5

Executive Compensation......................................      8

Stock Performance Graph.....................................     10

Proposal No. 2--Ratification and Approval of the Option
  Care, Inc. 2001 Employee Stock Purchase Plan..............     11

Proposal No. 3--Ratification and Approval of Increase in
  Shares Available under the Amended and Restated Stock
  Incentive Plan............................................     13

General Information.........................................     17

Exhibit A--2001 Employee Stock Purchase Plan

                                     [LOGO]

                         100 CORPORATE NORTH, SUITE 212
                          BANNOCKBURN, ILLINOIS 60015

                                PROXY STATEMENT
                          ANNUAL SHAREHOLDERS' MEETING
                            TO BE HELD MAY 12, 2000

    This Proxy Statement contains information related to the Annual Shareholders' Meeting of Option Care, Inc., a Delaware corporation, to be held Friday, May 12, 2000, beginning at 10:00 a.m., at The Northern Trust Company, 265 Deerpath Road, Lake Forest, Illinois. The enclosed Proxy is solicited by the Board of Directors of Option Care, Inc. (the "Company") in connection with the Annual Meeting and at any and all adjournments thereof. The Company is paying the costs of solicitation, including the cost of preparing and mailing the Notice of Annual Shareholders' Meeting and this Proxy Statement. In addition, the Company will, upon the request of brokers, dealers, banks, voting trustees and their nominees who are holders of record of shares of the Company's Common Stock on the record date specified below, bear their reasonable expenses for mailing copies of this material to the beneficial owners of such shares. Officers and other regular employees of the Company, who will receive no extra compensation for their services, may solicit Proxies in person or by telephone or facsimile. The Proxy Statement and accompanying proxy card are being mailed to Option Care shareholders on or about April 12, 2000.

                               VOTING PROCEDURES

    The Proxy may be revoked at any time prior to its exercise by giving written notice of revocation to an officer of the Company, by executing a Proxy bearing a later date or by attending the meeting and voting in person. Unless so revoked, properly executed Proxies will be voted in accordance with the shareholders specifications marked thereon. If no specifications are marked thereon with respect to one or more proposals, duly executed proxies will be voted as to such proposals in accordance with the recommendations of the Board of Directors set forth in this Proxy Statement. Except for the election of Directors, which shall be by plurality vote, the affirmative vote of the holders of a majority of the shares present or represented by proxy at the meeting and entitled to vote on the matter is required for approval of any matter which may properly come before the meeting, except as otherwise provided by law or the Company's Certificate of Incorporation or By-Laws.

    Shareholders of record on March 17, 2000, are the only persons entitled to notice of and to vote at the Annual Meeting. As of that date, there were issued and outstanding 11,686,658 shares of Common Stock, the only voting securities of the Company. Each shareholder is entitled to one vote for each share held. Shares subject to abstentions will be treated as shares that are present at the Annual Meeting for purposes of determining the presence of a quorum and as voted for purposes of determining the base number of shares voting on a particular proposal. If a broker or other nominee holder indicates on the Proxy Card that it does not have discretionary authority to vote the shares it holds of record on a proposal, those shares will not be considered as present for purposes of determining a quorum (unless they are voted on another proposal brought before the meeting) or as voted for purposes of determining the approval of the shareholders on a particular proposal. Shareholders do not have the right to cumulate votes in the election of Directors.

                     PROPOSAL NO. 1: ELECTION OF DIRECTORS

    The Company's By-Laws authorize the Board of Directors to fix the number of Directors and currently, the number is fixed at six. The members of the Board of Directors are divided into three classes with the term of one class expiring each year. There are two Directors to be elected for terms expiring at the Company's Annual Meeting in 2003 or until their successors has been duly elected and qualified. The person named as proxy intends to vote all duly executed proxies received by the Board of Directors for the election of Dr. John N. Kapoor and Roger W. Stone, as the two Directors to be elected at the Annual Meeting. Each of Dr. Kapoor and Mr. Stone is currently a Director of the Company. The nominees have indicated their willingness to serve as members of the Board of Directors if elected; however, in case these nominees shall become unavailable for election to the Board of Directors for any reason not presently known or contemplated, the person named as Proxy has the discretionary authority in that instance to vote the Proxy for a substitute nominee designated by the Board of Directors.

    The nominees are as follows:

NAME                                          AGE                       POSITION
----                                        --------   ------------------------------------------
TERM EXPIRING IN 2003:
    John N. Kapoor, Ph.D..................     56      Chairman of the Board and Director
                                                       (Director since 1990)
    Roger W. Stone (1) (2) (3) (4)........     65      Director (Director since 1991)

    The present Directors of the Company whose terms will expire after 2000 are as follows:

TERM EXPIRING IN 2001:
    Jerome F. Sheldon (1) (2) (3) (4).....     64      Director (Director since 1991)
    James M. Hussey (3) (4)...............     38      Director (Director since 1999)

TERM EXPIRING IN 2002:
    James G. Andress (1) (2) (3) (4)......     61      Director (Director since 1991)
    Michael A. Rusnak.....................     44      President, Chief Executive Officer and
                                                       Director (Director since 1998)

------------------------

(1) Member of the Audit Committee.

(2) Member of the Compensation Committee.

(3) Member of the Stock Incentive Plan Committee.

(4) Member of the Corporate Compliance Committee.

                    INFORMATION ABOUT THE BOARD OF DIRECTORS

    - James G. Andress has been a member of the Company's Board of Directors since November 1991. Mr. Andress is currently Chairman and Chief Executive Officer of Warner-Chilcott PLC (NASDAQ:WCRX), a pharmaceutical company, since November 1996. From November 1989 until November 1995, Mr. Andress served as President, Chief Executive Officer and Chief Operating Officer of Information Resources, Inc. (NASDAQ:IRIC), a software and information services company. He currently serves as a Director of the following companies: Information Resources, Inc. (NASDAQ:IRIC); Allstate Corporation (NYSE:ALL); The Liposome Company, Inc. (NASDAQ:LIPO); Sepracor, Inc.;
      XOMA Ltd. (NASDAQ:XOMA); Favorite Brands International, and Warner-Chilcott, PLC (NASDAQ:WCRX).

    - James M. Hussey has been a member of the Company's Board of Directors since August 1999. Mr. Hussey currently serves as President and Chief Executive Officer of NeoPharm (AMEX:NEO), a biopharmaceutical company specializing in the development and marketing of new and innovative drugs for the diagnosis and treatment of cancer. Mr. Hussey, in 1994, formed his own company, Physicians Quality Care (PQC), which was the third largest IPA management company in Chicago, which he sold in 1998. Prior to PQC, Mr. Hussey spent over 11 years with Bristol-Myers Squibb (NYSE:BMY), where he held numerous senior level positions in marketing, sales and new business development. Mr. Hussey is a graduate of Butler University College of Pharmacy and a licensed pharmacist. He holds an MBA from the University of Illinois.

    - John N. Kapoor, Ph.D., is currently the Company's Chairman of the Board. He has been Chairman of the Board of Directors since October 1990. He served as the Company's Chief Executive Officer from August 1993 to
      April 1996 and served as President from August 1993 through October 1993 and from January 1995 through February 1996. Dr. Kapoor also served as Chief Executive Officer and President from March 1991 to May 1991. In addition, Dr. Kapoor is President of E. J. Financial Enterprises, Inc., a position he has held since April 1990. From June 1982 to April 1990,
      Dr. Kapoor held several positions with Lyphomed, Inc., including Chairman, Chief Executive Officer and President. Dr. Kapoor is a Director of Integrated Surgical Systems, Inc. (NASDAQ:RDOC) and the Chairman of the Board and Director for Akorn, Inc. (NASDAQ:AKRN) and NeoPharm, Inc. (AMEX:NEO). Dr. Kapoor received his Ph.D. in medicinal chemistry from the State University of New York and a B.S. in pharmacy from Bombay University.

    - Michael A. Rusnak has been the Company's President and Chief Executive Officer since October 1998 and a Director of the Company since
      November 1998. From June 1998 to October 1998, Mr. Rusnak was Executive Vice President and Chief Operating Officer. Prior to that he was Senior Vice President of the Company and President of Option Care
      Enterprises, Inc. from May 1998 to June 1998. Mr. Rusnak was also the Company's Vice President-Franchise Services from November 1997 to
      May 1998. Prior to joining the Company, he was employed by Columbia Home Care Group, a division of Columbia HCA (NYSE:COL), from October 1996 to October 1997, as the Senior Vice President of Operations. From 1992 to 1997 he was the Vice President of Operations for Staff Builders
      Services, Inc. From 1982 to 1992 he was the Operations Manager for Interim Systems Corporation. He has a B.S. degree from St. Francis University and a Nursing and Respiratory degree from Northwestern University/Wesley Passavant School of Nursing.

    - Jerome F. Sheldon has been a member of the Company's Board of Directors since November 1991. Mr. Sheldon was President and Chief Executive Officer of Medicine Shoppe International, Inc., a franchisor of retail pharmacies, from March 1980 to June 1990, a Director of such company from March 1980 to February 1991 and a consultant of such company from July 1990 to June 1991. Mr. Sheldon is also a Director of the International Franchise Association and a trustee of the St. Louis College of Pharmacy.

    - Roger W. Stone has been a member of the Company's Board of Directors since November 1991. Mr. Stone was the Chairman of the Board of Directors, President and Chief Executive Officer of Stone Container Corporation, from 1983 until its merger with Jefferson Smurfit Corporation in November, 1998. From November, 1998 through March, 1999, Mr. Stone was a member of the Board of Directors, President and Chief Executive Officer of Smurfit-Stone Container Corporation (NASDAQ:SSCC). Mr. Stone is also a Director of McDonald's Corporation (NYSE:MCD), Autoliv, Inc. (NYSE:ALV) and Paperexchange.com.

BOARD MEETINGS

    The Company's Board of Directors met four times during 1999. Each Director attended all 1999 Board and Committee meetings, either in person or through telephonic means.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Company has standing Audit, Compensation, Stock Incentive Plan and Corporate Compliance Committees of the Board of Directors. The members of these Committees have been identified above.

    - AUDIT COMMITTEE--recommends the selection of independent accountants to the Board of Directors, reviews the methods used and audits made by the auditors in connection with the Company's published financial statements and reviews with the auditors the Company's financial and operating controls. The Audit Committee also reviews the Company's financial disclosure documents, material litigation and regulatory proceedings and other issues relating to potentially significant corporate liability. The Audit Committee met three times in 1999.

    - COMPENSATION COMMITTEE--determines the annual salary, bonus and other benefits of selected senior officers of the Company and establishes and reviews, as appropriate, performance standards under compensation programs for senior officers. The Compensation Committee met once in 1999.

    - STOCK INCENTIVE PLAN COMMITTEE--grants stock options under the Company's Amended and Restated Stock Incentive Plan. The Stock Incentive Plan Committee met twice in 1999.

    - CORPORATE COMPLIANCE COMMITTEE--monitors the Company's adherence to the Company's corporate compliance program and general corporate policies. The Corporate Compliance Committee met four times in 1999.

DIRECTOR COMPENSATION

    Directors are reimbursed for out-of-pocket expenses incurred in connection with attendance at Board of Directors and Committee meetings. In addition, at the beginning of each year, each non-employee Director receives an annual grant of options to purchase 7,500 shares of the Company's Common Stock at an exercise price equal to the market price on the date of grant.

    THE OPTION CARE, INC. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR EACH NOMINEE

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    The Securities Exchange Act of 1934 requires all executive officers, Directors and beneficial owners of more than 10% of the Company's Common Stock to report any changes in the ownership of Common Stock of the Company to the Securities and Exchange Commission, the Nasdaq Stock Market, Inc. and the Company.

    Based solely upon written representations that no additional reports were required to be filed in fiscal 1999, the Company believes that all reports were filed on a timely basis.

                         SECURITY OWNERSHIP OF CERTAIN
                        BENEFICIAL OWNERS AND MANAGEMENT

    The following table sets forth certain information with respect to the beneficial ownership of the Common Stock of the Company, by (i) each Director of the Company, (ii) each executive officer of the Company named in the Summary Compensation Table, (iii) all Directors and executive officers of the Company as a group, and (iv) each person known by the Company to be the beneficial owner of more than 5% of the Common Stock of the Company. The information shown assumes the exercise by each person (or all Directors and executive officers as a group) of stock options owned by such person which are currently exercisable or are exercisable within 60 days of March 17, 2000 and the exercise by no other person of stock options or exchange rights. Except as otherwise noted, the indicated owners have sole voting and investment power with respect to all shares shown to be beneficially owned by them.

                                                                 NUMBER OF SHARES        % OF
NAME OF BENEFICIAL OWNER                                      BENEFICIALLY OWNED (1)   CLASS (2)
------------------------                                      ----------------------   ---------
James G. Andress............................................            57,125              *
Cathy Bellehumeur...........................................            63,015              *
James M. Hussey.............................................             5,000              *
John N. Kapoor, Ph.D. (3)...................................         6,241,495           51.9
Rajat Rai...................................................            76,816              *
Michael A. Rusnak...........................................           160,591              *
Jerome F. Sheldon...........................................            57,125              *
Michael A. Siri.............................................            61,145              *
Roger W. Stone..............................................            77,125              *
All executive officers and Directors as a group (9 persons)
  (4).......................................................         6,799,437           56.5

------------------------

    * Less than 1%

(1) Table includes shares issuable pursuant to options which are exercisable currently or within 60 days after the date of this Proxy of 57,125 each for Messrs. Andress, Sheldon and Stone and 51,250, 28,238, 75,000 and 18,750 for Ms. Bellehumeur and Messrs. Rai, Rusnak and Siri, respectively.

(2) The percentage calculations are based upon 11,686,658 shares of Common Stock issued and outstanding as of March 17, 2000, plus, with respect to each individual and for all Directors and executive officers as a group, the number of shares subject to options that may be acquired upon exercise or conversion within 60 days of March 17, 2000.

(3) Includes 3,136,228 shares owned by EJ Financial/OCI Management, L.P., of which Dr. Kapoor is the managing general partner, 1,200,000 shares owned by the EJ Financial Investments II L.P., of which Dr. Kapoor is the managing general partner, 1,158,621 shares owned by E.J. Financial
    Investments III, L.P., of which Dr. Kapoor is the managing general partner, 507,937 shares owned by the Kapoor Family Partnership, L.P., of which Dr. Kapoor is the sole general partner and 238,709 shares owned by the John N. Kapoor Trust dated September 20, 1989, of which Dr. Kapoor is the sole trustee and sole current beneficiary.

(4) Includes 344,613 shares issuable pursuant to options, which are exercisable currently or within 60 days after March 17, 2000.

           REPORT OF COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Compensation Committee of the Board of Directors was comprised during 1999 of Messrs. Andress, Sheldon and Stone. All Committee members are non-employee Directors of the Company. All decisions by the Compensation Committee relating to the compensation of the Company's executive officers are reviewed by the full Board. In accordance with SEC rules designed to enhance disclosure of companies' policies toward executive compensation, the following is a report submitted by the above-listed committee members in their capacity as the Board's Compensation Committee, addressing the Company's compensation policy as it related to the named executive officers for 1999.

    The report by the Compensation Committee and the Stock Performance Graph contained in this Proxy Statement shall not be deemed to be incorporated by reference by any general statement which incorporates by reference this Proxy Statement into any filing under the Securities Act of 1933 or the Securities Exchange Act of 1934, and it shall not otherwise be deemed filed under such Acts.

COMPENSATION POLICY

    The goal of the Company's executive compensation policy is to ensure that an appropriate relationship exists between executive pay and the creation of shareholder value, while at the same time motivating and retaining key employees. To achieve this goal, the Company's executive compensation policies integrate annual base compensation with cash and stock bonuses based upon corporate performance and individual initiatives and stock options granted under the Company's Amended and Restated Incentive Plan. Measurement of corporate performance is primarily based on Company goals and industry performance levels. Accordingly, in years in which performance goals and industry levels are achieved or exceeded, executive compensation would be higher than in years in which performance is below expectations. Annual compensation is designed to attract and retain qualified executives. All executive officers and management in general, are also eligible for and participate in an incentive compensation plan that consists of cash bonuses and stock options.

CHIEF EXECUTIVE OFFICER AND OFFICER COMPENSATION

    On January 26, 2000, the Compensation Committee determined based on the substantial positive financial results achieved by the Company in 1999, the generation of significant positive operating cash flow, the progress made in reshaping the Company and the successful negotiations concerning the Company's debt facility, the base salary for Michael A. Rusnak, President and Chief Executive Officer of the Company, be increased to $228,000 from $210,000, a discretionary incentive bonus pay-out equal to 36.7% of base salary or $77,100. In addition, discretionary incentive bonuses totaling $138,578 were among Ms. Bellehuemer, Mr. Rai and Mr. Siri.

    The Committee also established leadership objectives and goals to be met by the Company and the named executive officers during 2000. The amount of discretionary bonus, if any, to be paid out shall be determined by the Board of Directors based on the achievement by the Company of these certain goals and objectives. On an annual basis, these goals will be reviewed and reestablished by the Compensation Committee.

PERFORMANCE MEASURES

    In evaluating annual bonuses, the Committee examines earnings per share, sales growth and operating results as well as subjective factors relating to performance of management objectives. No specific weight is assigned to any of these factors. The earnings factors are compared with designated Company performance goals, prior years' performance and performance of other companies in the industry. Accordingly, the Company believes it is important that its performance be compared to that of other specialty pharmaceutical companies in order to demonstrate the impact of management's objectives and performance.

FISCAL 1999 COMPENSATION

    For fiscal 1999, the Company's executive compensation program consisted of base salary, a cash bonus based upon the performance measurements described above and stock options. Options are granted based primarily on each such person's potential contribution to the Company's growth and profitability. The Committee believes that options and other stock-based performance compensation arrangements are an effective incentive for managers to create value for shareholders since the value of an option bears a direct relationship to the Company's stock price.

    Base salary, maximum annual bonus and annual stock option grants for the Chief Executive Officer and all other executive officers were established by a combination of objective and subjective factors. Actual bonus payout is determined by a combination of objective factors, relating to the Company's performance relative to targets and comparative companies, and subjective factors, relating to the completion of specific management objectives.

    The Company's objective is to obtain a financial performance that achieves several goals over time including earnings-per-share growth. Earnings per diluted share increased from a loss of ($0.06) in 1998 to $0.39 in 1999. In addition, the Company returned to profitability in all four quarters recognizing progressively greater net income each quarter and growing sales volume. For the year, the Company achieved a 4.8% growth rate in revenue and a net income amount of $4.6 million, a $5.3 million increase over last years' loss of ($0.7) million. Operating cash flow was strong at $7.7 million allowing debt balances to be reduced from $22.4 million in 1998 to $8.6 million, a decrease of $13.8 million or 61.6%. In addition, the market price of the Company's stock rose 81.1% from $1.69 at December 31, 1998 to $3.0625 at December 31, 1999.
Through March 17, 2000, the market price of the Company's stock has risen an additional 112.2%, to $6.50.

    Base salaries are believed to be within the range of those persons holding comparably responsible positions at other companies, both regionally and nationally. In addition, other factors are taken into consideration, such as cost of living increases, competitors' performance, as well as the individual's past performance and potential with the Company. Bonus compensation is also tied to performance goals.

    The Committee believes that linking executive compensation to corporate performance results in a better alignment of compensation with corporate goals and shareholder interest. If performance goals are met or exceeded, resulting in increased value to shareholders, executives are rewarded commensurately. The Committee believes that compensation levels during fiscal 1999 adequately reflect the Company's compensation goals and policies.

                                James G. Andress
                               Jerome F. Sheldon
                                 Roger W. Stone

                             EXECUTIVE COMPENSATION

    The following table shows the total compensation paid to Michael Rusnak, President and Chief Executive Officer and certain of the Company's executive officers for services rendered for each of the last three fiscal years.

                           SUMMARY COMPENSATION TABLE

                                                                                   LONG-TERM COMPENATION
                                                                                ----------------------------
                                               ANNUAL COMPENSATION                               SECURITIES
                                    -----------------------------------------    RESTRICTED      UNDERLYING     ALL OTHER
NAME &                    FISCAL                               OTHER ANNUAL         STOCK         OPTIONS      COMPENSATION
PRINCIPAL POSITIONS        YEAR     SALARY ($)   BONUS ($)   COMPENSATION ($)   AWARDS (#)(1)     (SHARES)        ($)(2)
-----------------------  --------   ----------   ---------   ----------------   -------------   ------------   ------------
Michael A. Rusnak
  (3)..................    1999      $217,145     $77,100         $    --               --          -- / --       $4,800
President and Chief        1998       188,083          --          54,341           75,294      150,000 / --         810
Executive Officer

Cathy Bellehumeur......    1999       168,645      40,764              --               --          -- / --        4,800
Sr. VP, Secretary,         1998       155,750          --           6,865           11,765          -- / --        3,296
Corporate Compliance       1997       149,060      21,094              --               --      55,000 / --        5,584
Officer and General
Counsel

Rajat Rai (3)..........    1999       138,009      51,500              --               --          -- / --        4,140
Chief Operating Officer    1998        94,606          --          20,594           35,294      97,350 / --        2,844

Michael A. Siri (3)....    1999       146,250      46,314              --               --          -- / --          983
Chief Financial Officer    1998        52,661          --           9,268           15,882      75,000 / --           --

--------------------------

(1) Individuals are 100% vested in these shares issued as part of the fiscal 1998 bonus awards. These shares are restricted from being sold or transferred for a one year period that ended February 4, 2000. The dollar value of the restricted stock holdings, valued at the closing price on December 31, 1999 of $3.0625 was $230,588, $36,030, $108,088 and $48,639,
    for Mr. Rusnak, Ms. Bellehumeur and Messrs. Rai and Siri, respectively.

(2) Amounts represent Company matching contributions to the Company's 401(k) plan.

(3) Mr. Rusnak and Mr. Siri became executive officers of the Company in October 1998. Mr. Rai became an executive officer of the Company in August 1999.

                    1999 STOCK OPTION EXERCISES AND YEAR END
                                 OPTION VALUES

    The following table sets forth certain information concerning the value of stock options held as of December 31, 1999.

                                      1999 STOCK OPTION         # OF UNEXERCISED OPTIONS        VALUE OF UNEXERCISED
                                          EXERCISES               AT DECEMBER 31, 1999          IN-THE-MONEY OPTIONS
                                 ---------------------------   ---------------------------   ---------------------------
NAME                             SHARES (#)   VALUE REALIZED   EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
----                             ----------   --------------   -----------   -------------   -----------   -------------
Cathy Bellehumeur..............      --             $--          47,500           28,750      $145,469       $ 88,047
Rajat Rai......................      --             --           26,988           73,012        82,651        223,599
Michael A. Rusnak..............      --             --           62,500          137,500       191,406        421,094
Michael A. Siri................      --             --           18,750           56,250        57,422        172,266

------------------------

(1) Based upon the closing price of the Company's Common stock of $3.0625 per share on December 31, 1999, as reported by the Nasdaq National Market.

           1999 LONG-TERM INCENTIVE PLANS--AWARDS IN LAST FISCAL YEAR

    The following table sets forth certain information concerning restricted stock issued in fiscal 1999:

                                          NUMBER OF       PERFORMANCE OR    ESTIMATED FUTURE PAYOUTS UNDER
                                        SHARES, UNITS      OTHER PERIOD       NON-STOCK PRICE-BASED PLANS
                                       OR OTHER RIGHTS   UNTIL MATURATION   -------------------------------
NAME                                       (#) (1)          OR PAYOUT       THRESHOLD (#)     MAXIMUM (#)
----                                   ---------------   ----------------   --------------   --------------
Cathy Bellehumeur....................        11,765      February 4, 2000       11,765           11,765
Rajat Rai............................        35,294      February 4, 2000       35,294           35,294
Michael A. Rusnak....................        75,294      February 4, 2000       75,294           75,294
Michael A. Siri......................        15,882      February 4, 2000       15,882           15,882

------------------------

(1) These restricted shares were issued, after receiving shareholder approval, as part of the 1998 Bonus Award program. These shares are restricted from being sold until February 4, 2000. Restricted shares were issued in order to recognize and reward the performance of the Company's management and to align each management employee's interest in the Company's financial performance with that of the shareholders.

                            STOCK PERFORMANCE GRAPH

    The graph below sets forth the cumulative total shareholder return on the Common Stock of the Company ("OPTN") for the five-year period ended
December 31, 1999, with the cumulative total return on the S&P 500 Index
("S&P 500") and the Hambrecht & Quist Healthcare Index ("H&Q Index") over the same period, assuming the investment of $100 in each on December 31, 1994. Past financial performance should not be considered to be a reliable indicator of future performance and investors should not use historical trends to anticipate results or trends in future periods.

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

           1994  1995  1996  1997  1998  1999
S&P 500     100   134   161   211   268   320
OPTN        100   159   306   129    79   144
H&Q Index   100   168   173   200   253   280

                                             12/31/94   12/31/95   12/31/96   12/31/97   12/31/98   12/31/99
                                             --------   --------   --------   --------   --------   --------
S&P 500 Index..............................    100        134        161        211        268        320
OPTN.......................................    100        159        306        129         79        144
H & Q Index................................    100        168        173        200        253        280

       PROPOSAL NO. 2--RATIFICATION AND APPROVAL OF THE OPTION CARE, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN

    On March 14, 2000, the Board of Directors unanimously adopted, subject to shareholder's approval, the Option Care, Inc. 2001 Employee Stock Purchase Plan (the "2001 Plan"). The current employee purchase plan, the 1996 Employee Stock Purchase Plan, is scheduled to terminate on December 31, 2000. The 2001 Plan would be effective on January 1, 2001 and may be terminated at any time by the Company. The full text of the 2001 Plan appears as Exhibit A hereto. The principal features of the 2001 Plan are outlined below and should be read in conjunction with Exhibit A.

    The purpose of the 2001 Plan is to provide eligible employees of the Company the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company. The 2001 Plan is administered by a committee appointed by the Board of Directors. Acts of a majority of the members of the administrative committee at a meeting or acts reduced to writing and signed by all members of the administrative committee, shall be valid acts.

    Employees eligible to participate in the 2001 Plan include all employees of the Company and any of its Subsidiaries, except, however, that no eligible employee can be granted the right to purchase the Company's Common Stock under the 2001 Plan if such employee would then own 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its Subsidiaries. Employees would be eligible to enroll in the 2001 Plan each January 1st or July 1st by submitting a completed payroll deduction authorization form to the administrative committee during the open enrollment periods. Participants may designate payroll deductions in whole percentages rounded to the nearest whole cent. The minimum contribution per pay period is $10, while the maximum contribution is 15% of base pay provided that no employee may purchase Common Stock in any calendar year having a Fair Market Value in excess of $25,000, determined as of the Offering Date. Each eligible employee who makes payroll deductions under the 2001 Plan shall receive an annual account statement, within 30 days after the purchase of related shares, containing such information as will be determined by the Company. If an employee terminates his employment prior to the issuance of shares under the 2001 Plan, the total amount of cash withheld will be refunded to the employee with no purchase of the Company's shares.

    The share price paid under the 2001 Plan will be determined based on two Offering Periods. The price for the annual Offering Period will be 85% of the lessor of the Fair Market Value (as defined in the 2001 Plan) of the Company's Common Stock on the first day of January and the last day of the following December. The price for the six-month Offering Period commencing each July will be the lessor of 85% of the Fair Market Value of the stock on the first day of July and the last day of the following December. Total shares available to be purchased under the 2001 Plan may not exceed an aggregate of 1,000,000 shares (whether unissued, previously issued shares reacquired and held by the Company or shares acquired in the open market) over the life of the 2001 Plan nor exceed 100,000 unissued shares on an annual basis. Any amount of shares of Common Stock in excess of the 100,000 unissued share annual limitation may be issued from the Company's treasury stock or be purchased by the Company on the open market.

    The 2001 Plan is intended to qualify as an employee stock purchase plan under Section 423 of the U.S. Internal Revenue Code of 1986, as amended from time to time. Under present law, a participant will not be deemed to have received any compensation for Federal income tax purposes at either the start of any Offering Period or the subsequent purchase of Common Stock at the end of any period. Participants will recognize taxable income in the year in which there is a disposition of the Common Stock purchased under the 2001 Plan. If the stock is not disposed of until at least two years after the start of the Offering Period in which the stock was acquired, the participant will realize ordinary income in the year of disposition equal to the lesser of the amount by which the fair market value of the stock on the date of disposition exceeds the purchase price or 15% of the fair market value of the stock on the start date of the Offering Period in which the stock was acquired and any excess will be eligible for capital gain treatment. If the stock is disposed of at any time within two years from the start date of the Offering Period in which it was acquired, the participant will recognize ordinary income in the year of disposition equal to the amount by which fair market value of the stock on the purchase date exceeded the purchase price and the participant will recognize capital gain or loss on the difference between the amount realized and the amount paid plus the discount.

    If the stock is not disposed of until at least two years after the start of the purchase period in which the stock was acquired, the Company will receive no income tax deduction for Federal income tax purposes in connection with the employee's purchase of shares under the 2001 Plan. If the employee disposes of the stock of at any time within two years from the start date of the purchase period in which it was acquired, the Company will receive a deduction for Federal income tax purposes equal to the ordinary income recognized by the employee in connection with such disposition.

    The approval of the 2001 Plan requires an affirmative vote of a majority of the Common Stock present and voting at the Annual Meeting. The Board of Directors strongly urges you to read the 2001 Plan, attached as Exhibit A, in its entirety for a more detailed explanation of the 2001 Plan.

 THE OPTION CARE, INC. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE
                                 2001 EMPLOYEE
                              STOCK PURCHASE PLAN

  PROPOSAL NO. 3--INCREASE IN SHARES AVAILABLE UNDER THE AMENDED AND RESTATED
                              STOCK INCENTIVE PLAN

    On March 14, 2000, the Board of Directors of the Company approved the restatement of the Option Care, Inc. Amended and Restated Stock Incentive Plan, (the "Plan"), increasing the number of shares available to be granted under the Plan from 2,000,000 to 2,500,000.

    The stated purpose of the Plan is to aid in maintaining and developing strong management for the Company capable of assuring the future success of the Company. The Plan is designed to secure for the Company and its shareholders the benefits of the incentive inherent in the ownership of shares of the Company by those employees who are largely responsible for its future growth and financial success. All Directors and employees of the Company and its subsidiaries and vendors are eligible to be granted awards under the Plan.

    The Board of Directors has proposed that the amendment to the Plan be submitted to the Company's shareholders for their consideration and approval. The amendment to the Plan would increase the number of shares authorized for issuance pursuant to awards that may be made from 2,000,000 shares to 2,500,000 shares. Approval of the amendment to the Plan requires the affirmative vote of a majority of the votes represented by Common Stock of the Company, which are present in person or represented by proxy at the Annual Meeting.

    PURPOSE OF PROPOSED INCREASE IN AUTHORIZED SHARES

    As of the date hereof, only 160,814 shares remain available for awards under the Plan. Because the Board of Directors desires to continue its use as a vehicle to compensate non-employee Directors and to compensate and motivate employees, the Board believes the Plan should be amended to make an additional 500,000 shares available to serve as the basis of future awards thereunder. Upon shareholder approval, a total of 660,814 shares will be available for future awards under the Plan.

    The following sets forth certain information concerning non-qualified stock options to purchase shares granted by the Company in 1999:

                               NEW PLAN BENEFITS
          OPTION CARE, INC. AMENDED AND RESTATED STOCK INCENTIVE PLAN

                                                              DOLLAR VALUE     NUMBER OF
NAME AND POSITION                                                 ($)        SHARES (#)(3)
-----------------                                             ------------   -------------
Michael A. Rusnak, CEO......................................    $    --             --
Cathy Bellehumeur, Sr. VP, Legal Counsel....................         --             --
Rajat Rai, COO..............................................         --             --
Michael A. Siri, CFO........................................         --             --

Executive Group.............................................         --             --
Non-executive Director group (1)............................         --         46,500
Non-executive officer employee group (2)....................    $26,563         55,000

------------------------

(1) The options issued to this group have exercise prices, ranging from $3.38 to $4.22, which were in excess of the fair market value of the Company's Common Stock on December 31, 1999 of $3.0625.

(2) 30,000 options issued to this group have an exercise price of $3.38, which were in excess of the fair market value of the Company's Common Stock on December 31, 1999 of $3.0625. A total of 25,000 options were issued to a member of this group at an exercise price of $2.00.

(3) Each of these options become exercisable in increments of 25% per year over the four years following the Grant Date and expire 10 years from the date on which they were granted.

    DESCRIPTION OF THE PLAN UPON EFFECTIVENESS OF AMENDMENT ADOPTED BY THE BOARD
     OF DIRECTORS AND THE SHAREHOLDERS

    ADMINISTRATION OF THE PLAN

    Under the Plan, the Board of Directors shall designate a committee of two or more Directors to administer the Plan (the "Committee"). The Committee shall, subject to the terms of the Plan, establish selection guidelines, select officers and other employees, Directors, and vendors for participation and determine the form of grant, either as an incentive award, stock option, stock appreciation rights or combination thereof. The Committee shall also determine the form of stock option, the number of shares subject to the grant, the fair market value of the shares when necessary, the time and conditions of vesting or exercise and all other terms and conditions of the grant.

    All grants and awards under the Plan shall be evidenced by written agreements between the Company and the eligible recipients. The Committee may interpret the Plan and establish rules and regulations for the administration of the Plan, including, without limitation, the imposition of conditions with respect to competitive employment and provisions accelerating vesting or exercisability.

    INCENTIVE AWARDS

    Incentive awards, whether Performance Awards or Fixed Awards (as described below), may be made to eligible recipients under the Plan in the form of cash, stock units, shares of Common Stock or any combination of the foregoing.

    Performance awards may be made in terms of a stated potential maximum dollar amount, percentage of compensation or number of units or shares, with the actual amount, number or percentage to be determined by reference to the level of achievement of specific objectives over a performance period of one year through five years, as determined by the Committee.

    Fixed awards may be made which are not contingent on the performance of objectives, but are contingent on the recipient's continuing in the Company's employ for a period to be specified in the award, which period shall be one year to ten years from the date of the award.

    STOCK OPTIONS

    Options to purchase shares of Common Stock of the Company may be granted under the Plan to such eligible recipients as may be selected by the Committee. No option shall be exercisable earlier than one year, nor more than ten years after the date of grant. Options may be exercised during the optionee's continued employment with, or in the case of a vendor, engagement by, the Company or service on the Board, as the case may be, and for a period of ninety days following termination of such employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company. Provided, however, that if employment or engagement of the optionee by the Company or service on the Board, as the case may be, shall have terminated by reason of retirement at or after age 65 or total and permanent disability, than the option may be exercised for a period of one year following termination of employment, engagement or service on the Board, or such other period of time provided in a relevant employment or severance agreement between the optionee and the Company, but in any event not after the expiration of the term on the option.

    The types of stock options which may be awarded under the Plan include Incentive Stock Options and any other forms of options permitted under the Internal Revenue Code (the "Code"). An incentive Stock Option entitles the Participant to purchase shares at an option price not less than the fair market value of the Shares on the date of the grant and other forms of options entitle the eligible recipient to purchase shares at 100% of the fair market value of the Shares on the date of the grant; provided however that if at any time an option designated as and intended to be an incentive stock option is otherwise to be granted pursuant to the Plan, the optionee owns directly or indirectly (within the meaning of section 424(d) of the Code) shares of Common Stock of the Company possessing more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporations, if any within the meaning of section 422(b) (63 of the Code), then the option price shall be not less than 110% of the fair market value of the Common Stock as of the date the option is granted, and such option by its terms shall not be exercisable after the expiration of five (5) years from the date the option is granted.

    Each option will be evidenced by an option agreement containing such terms and conditions consistent with the Plan that are approved by the Committee. Option agreements may provide for the exercise of an option in whole or in part from time to time during the term of the option, or in such installments and at such times as the Committee may determine. Options granted under the Plan are non-transferable, except in the event of death of an optionee during employment, engagement or service on the Board, or the retirement of the employee at or after age 65 or the employee's total and permanent disability. No option may be exercised after the expiration of its term. The option exercise price is payable in full upon exercise of an option. No optioner has any of the rights or privileges of a shareholder of the Company with respect to Shares issuable upon exercise of an option until certificates representing such Shares have been issued and delivered to the optioner.

    STOCK APPRECIATION RIGHTS ("SAR")

    Rights entitling the grantee to receive cash or shares of Common Stock having a fair market value equal to the appreciation in market value of a stated number of Common Stock from the date of grant, or in the case of rights granted in tandem with or by reference to a stock option granted prior to the grant of such rights, from the date of grant of the related stock option to the date of exercise, may be granted to such eligible Directors, officers and other employees as may be selected by the Committee and approved by the Board. Such right shall not be exercisable unless it shall have been outstanding for at least six months, nor shall such right be exercisable more than ten years after the date of grant. A SAR may be exercised during the individual's continued employment with the Company or service on the Board, as the case may be, and for a period of ninety days following termination of employment or engagement or service, or such other period of time provided in a relevant employment or severance agreement between the individual and the Company, and only within the original term of the grant. Upon exercise of a right, the grantee shall be paid the excess of the then fair market value of the number of shares to which the right relates over the fair market value of such number of shares as of the date of the grant of the right or of the related stock option, as the case may be. Such excess shall be paid in cash or shares of Common Stock having a fair market value equal to such excess or in such combination thereof as the Committee shall determine.

    TERMINATION

    The Plan will terminate on April 11, 2007, the tenth anniversary of shareholder approval of the original Plan, unless sooner terminated by action of the Board. No further grants will be made under the Plan after termination, but termination will not affect the rights of any participant under any grants made prior to termination.

    The Plan may be amended or terminated by the Board in any respect except that no amendment may be made without shareholder approval if such amendment would cause the Plan to fail to comply with Rule 16b-3 under the Securities Exchange Act of 1934 (as such Rule 16b-3 may be amended or applicable from time to time) or any other requirement of applicable law or regulation.

    Appropriate adjustments may be made by the Committee in the maximum number of shares to be issued under the Plan, the maximum number of shares to be issued pursuant to incentive awards and in the number of shares subject to any option grant, to give effect to any stock splits, stock dividends and other relevant changes in capitalization occurring after the effective date of the Plan.

FEDERAL TAX CONSEQUENCES

    An optionee will not realize any income, nor will the company be entitled to a deduction, at the time an Incentive Stock Option is granted under the Plan. If an optionee does not dispose of the Shares acquired on the exercise of an Incentive Stock Option within one year after the transfer of such shares to him and within two years from the date the Incentive Stock Option was granted to him, then for federal income tax purposes: (a) the participant will not recognize any income at the time of exercise of his Incentive Stock Option;
(b) the amount by which the fair market value (determined without regard to short-swing profit restrictions) of the Shares at the time of exercise exceeds the exercise price is an item of tax preference subject to the alternative minimum tax on individuals; and (c) the difference between the Incentive Stock Option price and the amount realized upon the sale of the Shares of the participant will be treated as long-term capital gain or loss. The Company will not be entitled to a deduction upon the exercise of an Incentive Stock Option.

    Except in the case of a disposition following the death of a participant and certain other very limited exceptions, if the Shares acquired pursuant to an Incentive Stock Option are not held for the minimum periods described above, the excess of the fair market value of the Shares at the time of exercise over the amount paid for the Shares generally will be taxed as ordinary income to the participant in the year of disposition. The Company is entitled to a deduction for federal income tax purposes at the time and in the amount in which income is taxed to the optioner as ordinary income by reason of the sale of stock acquired upon the exercise of an Incentive Stock Option.

    An optioner will not realize any income at the time a Non-Qualified Stock Option or a SAR is granted under the Plan, nor will the Company be entitled to a deduction at any time. Upon exercise of a Non-Qualified Stock Option or a SAR, the participant will recognize ordinary income: (a) in the case of an exercise of a Non-Qualified Stock Option (whether the Non-Qualified Stock Option is paid in cash or by the surrender of previously issued owned Shares), in an amount equal to the difference between the option price and the fair market value of the Shares to which the Non-Qualified Stock Option pertains, and (b) in the case of an exercise of a SAR, in an amount equal to the sum of the fair market value of the Shares and any cash received on the exercise. In the event that the participant cannot sell shares acquired on exercise of a Non-Qualified Stock Option or SAR without incurring liability under Section 16(b) of the Exchange Act, the taxable event described above will be delayed until six months after the acquisition of the Shares, or the first day on which the sale of such property no longer subjects the person to suit under Section 16(b) of the Exchange Act, whichever is earlier. The Company will be entitled to a tax deduction in an amount equal to the amount of ordinary income realized by the optioner.

    THE OPTION CARE, INC. BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" THE PLAN AMENDMENT, WHICH WILL INCREASE THE NUMBER OF SHARES WHICH MAY BE ISSUED PURSUANT TO AWARDS UNDER THE PLAN FROM 2,000,000 SHARES TO 2,500,000 SHARES.

                              GENERAL INFORMATION
               CERTAIN TRANSACTIONS WITH MANAGEMENT AND DIRECTORS

    The Company and EJ Financial Enterprises, Inc., ("EJ") which is 100% owned by Dr. John N. Kapoor, Chairman of the Board, have entered into a consulting agreement dated as of January 1, 1991, pursuant to which EJ provides independent consulting services to the Company. Per an amendment effective October 1, 1999, EJ receives an annual fee of $175,000, paid monthly, for ongoing consulting services. Either party may terminate the agreement on any January 1. EJ provides consulting principally on strategic corporate objectives and operations, including sales and marketing strategies, growth strategies, and acquisition opportunities of the Company.

    On February 10, 1999, the Company entered into a Reimbursement and Security Agreement with the John N. Kapoor Trust dated September 20, 1989 (the "Kapoor Trust"), for the provision of an irrevocable letter of credit (the "LOC") in favor of BankAmerica Business Credit. Dr. Kapoor, the Company's Chairman and majority shareholder, is the sole trustee and sole current beneficiary of the Kapoor Trust. The LOC originally totaled $7,000,000, later reduced to $5,000,000, then $2,500,000 and then eliminated in total. The LOC provided the support for additional eligible borrowings under the Company's debt facility. No amounts were borrowed under the LOC. In exchange for the LOC, the Company paid an administrative fee to the Kapoor Trust and a monitoring fee to EJ. Total payments made to the Kapoor Trust were $93,536 and to EJ were $36,000 prior to the elimination of the LOC. Effective November 1, 1999, the Company and the Kapoor Trust terminated this agreement.

    James M. Hussey, Director, is the President and Chief Executive Officer of NeoPharm, Inc. Dr. John Kapoor, the Company's Chairman of the Board, is also Chairman of the Board of NeoPharm. Inc. Mr. Hussey in his capacity as President and Chief Executive Officer of NeoPharm, Inc. reports directly to Dr. Kapoor in his capacity as Chairman. Therefore, Mr. Hussey recuses himself from service on the Audit and Compensation Committees of the Company.

                            INDEPENDENT ACCOUNTANTS

    The Company has selected Ernst & Young, LLP to serve as the Company's independent accountants. Representatives of that firm will be present at the Annual Meeting with the opportunity to make a statement if they so desire and to be available to respond to appropriate questions.

    As of December 1, 1998, the Board of Directors of Option Care, Inc. (the "Registrant"), upon recommendation of its Audit Committee, engaged Ernst & Young LLP ("E&Y") as the Registrant's independent auditors for the year ending December 31, 1998. The Board of Directors of the Registrant retained E&Y based upon the Board's determination that the Registrant would benefit from E&Y's competitive fee structure. The engagement of E&Y arose from the Registrant's decision to request proposals for audit services from multiple firms, including KPMG Peat Marwick LLP ("KPMG").

    The KPMG audit reports on the consolidated financial statements of the Registrant as of and for the two years ended December 31, 1997 did not contain an adverse opinion or disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles. During the two year period ended December 31, 1997 and through the period ended December 1, 1998, there were no disagreements between the Registrant and KPMG on any matters of accounting principles or practices, financial statement disclosure, or auditing scope or procedures, which disagreements if not resolved to the satisfaction of KPMG, would have caused it to make references to the subject matter of such disagreements in connection with its report.

    In its management letter to the audit committee of the Registrant, dated May 13, 1998, KPMG identified two reportable conditions: (1) excessive turnover in the Registrant's Chief Financial Officer position and (2) a lack of segregation of duties between the treasury function and the controller-ship function of the Registrant. The Registrant believes it has implemented steps to correct the deficiencies noted, including (1) the hiring of Michael A. Siri as Chief Financial Officer, who has 22 years experience in accounting and finance and (2) the Registrant's recent implementation of alternative internal controls to mitigate the risk of asset misappropriation.

    The Registrant has authorized KPMG to respond to any inquiries of E&Y concerning its audit. During the two years ended December 31, 1997 and through the dated appointment, E&Y did not provide any consultations to the Registrant regarding the application of accounting principles to specific transactions or the type of opinion that they may have rendered on the financial statements.

                                 ANNUAL REPORT

    The Company's Annual Report on Form 10-K for the year then ended
December 31, 1999 has been mailed simultaneously to the shareholders of the Company. Additional copies of such report, as filed with the Securities and Exchange Commission (excluding exhibits), may be obtained by any shareholder, without charge, upon written request to: Michael A. Siri, Chief Financial Officer, Option Care, Inc., 100 Corporate North, Suite 212, Bannockburn, Illinois 60015.

                 SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    Proposals of shareholders that are intended to be presented at the Company's 2001 Annual Shareholders' Meeting must be received no later than December 14, 2000 to be considered for inclusion in the Company's Proxy Statement and Form of Proxy relating to that meeting. Such proposals should be addressed to Option Care, Inc., 100 Corporate North, Suite 212, Bannockburn, Illinois 60015, Attn.:
Secretary.

    The By-Laws of the Company provide that shareholder proposals which do not appear in the Proxy Statement may be considered at a meeting of shareholders only if written notice of the proposal is received by the Secretary of the Company not less than 60 days and not more than 90 days before the anniversary of the prior years' Annual Meeting; provided, however, that, in the event the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, notice by the shareholder to be timely must be delivered not earlier than the close of business on the 90th day prior to such annual meeting and not later than the 60th day prior to such annual meeting or the close of business on the 10th day following the day on which public announcement of the date of such meeting is first made by the Company. Any such notice of a shareholder proposal by a shareholder to the Secretary of the Company must be accompanied by (a) a brief description of the business desired to be brought before the Annual Meeting and the reasons for conducting such business at the Annual Meeting, (b) the name and address of the shareholder who intends to present the proposal for a vote, (c) the class and number of shares of Company Common Stock which are beneficially owned by the shareholder and
(d) a description of any material interest of the shareholder in such business.

                DISCRETIONARY VOTING OF PROXIES ON OTHER MATTERS

    Management currently has no intentions to bring before the 2000 Annual Meeting any matters other than those specified in the notice of the meeting, and it does not know of any business which persons other than Management intend to present at the meeting. Should any other matter requiring a vote of the shareholders properly come before the meeting, the person named in the accompanying Proxy intends to vote the shares represented by him in accordance with his best judgment.

                                          By Order of the Board of Directors

                                          Cathy Bellehumeur
                                          Sr. VP, Secretary, Corporate
                                          Compliance Officer
                                          and General Counsel

April 12, 2000

EXHIBIT A

                               OPTION CARE, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN

                               OPTION CARE, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN
                               TABLE OF CONTENTS

    SECTION 1--INTRODUCTION.............................................................      1
        1.1                 Purpose.....................................................      1
        1.2                 Stock Purchase Plan.........................................      1
        1.3                 Effective Date and Term.....................................      1
        1.4                 Participating Subsidiaries..................................      1
        1.5                 Stock Subject to Plan.......................................      1

    SECTION 2--DEFINITIONS..............................................................      1
        2.1                 "Beneficiary"...............................................      1
        2.2                 "Board".....................................................      1
        2.3                 "Code"......................................................      1
        2.4                 "Committee".................................................      1
        2.5                 "Company"...................................................      1
        2.6                 "Compensation"..............................................      2
        2.7                 "Custodian".................................................      2
        2.8                 "Effective Date"............................................      2
        2.9                 "Employee"..................................................      2
        2.10                "Fair Market Value".........................................      2
        2.11                "Offering Date".............................................      2
        2.12                "Offering Period"...........................................      2
        2.13                "Option Account"............................................      2
        2.14                "Participating Subsidiary"..................................      2
        2.15                "Plan"......................................................      2
        2.16                "Stock".....................................................      2
        2.17                "Subsidiary"................................................      2
        2.18                "Termination Date"..........................................      2

    SECTION 3--ENROLLMENT AND CONTRIBUTIONS.............................................      2
        3.1                 Eligibility for Enrollment..................................      2
        3.2                 Enrollment Procedure........................................      3
        3.3                 Contributions...............................................      3
        3.4                 Option Accounts.............................................      4
        3.5                 No Funding of Accounts......................................      4

    SECTION 4--GRANT AND EXERCISE OF OPTION.............................................      4
        4.1                 Grant of Options; Terms.....................................      4
        4.2                 Purchase of Stock; Price....................................      4
        4.3                 Option Accounts.............................................      5
        4.4                 No Interest on Account Balances.............................      5

    SECTION 5--TERMINATION OF ENROLLMENT................................................      5
        5.1                 Termination of Enrollment...................................      5
        5.2                 Distributions to Employee...................................      5
        5.3                 Beneficiaries...............................................      6

    SECTION 6--PLAN ADMINISTRATION......................................................      6
        6.1                 Committee...................................................      6

        6.2                 Committee Powers............................................      6
        6.3                 Committee Actions...........................................      6
        6.4                 Member Who is Participant...................................      7
        6.5                 Information Required from Company...........................      7
        6.6                 Information Required from Employees.........................      7
        6.7                 Uniform Rules and Administration............................      7

    SECTION 7--AMENDMENT AND TERMINATION................................................      7
        7.1                 Amendment...................................................      7
        7.2                 Termination.................................................      8
        7.3                 Rights Upon Termination.....................................      8

    SECTION 8--GENERAL PROVISIONS.......................................................      8
        8.1                 No Transfer or Assignment...................................      8
        8.2                 Equal Rights and Privileges.................................      8
        8.3                 Rights as Stockholder.......................................      8
        8.4                 Rights as Employee..........................................      8
        8.5                 Costs.......................................................      8
        8.6                 Application of Funds........................................      8
        8.7                 Reports.....................................................      8
        8.8                 Actions by Company..........................................      8
        8.9                 Governmental Approval.......................................      8
        8.10                Stockholder Approval........................................      9
        8.11                Applicable Law..............................................      9
        8.12                Gender and Number...........................................      9
        8.13                Headings....................................................      9

                               OPTION CARE, INC.
                       2001 EMPLOYEE STOCK PURCHASE PLAN
                            SECTION 1--INTRODUCTION

    1.1 PURPOSE. The purpose of the Option Care, Inc. 2001 Employee Stock Purchase Plan is to provide eligible employees of the Company and its Subsidiaries the opportunity to acquire a proprietary interest in the Company and thereby provide employees with an additional incentive to contribute to the long-term profitability and success of the Company and its Subsidiaries. The Plan is for the exclusive benefit of eligible employees of the Company and its Subsidiaries.

    1.2 STOCK PURCHASE PLAN. The Plan is a stock purchase plan that is intended to satisfy all requirements of Section 423 of the Internal Revenue Code of 1986, as amended. Any provision of the Plan inconsistent with Section 423 of the Code will, without further act or amendment by the Company, be reformed to comply with Section 423 of the Code.

    1.3 EFFECTIVE DATE AND TERM. The Plan will be effective January 1, 2001, subject to approval of the Plan by the stockholders of the Company within twelve months of its adoption by the Board of Directors. The Plan shall continue in effect until the earlier of the date the Company terminates the Plan or the date all of the shares of Stock subject to the Plan, as amended from time to time, are purchased.

    1.4 PARTICIPATING SUBSIDIARIES. A Subsidiary of the Company as of the Effective Date will be deemed to have adopted the Plan for its eligible Employees as of the Effective Date and any corporation that becomes a Subsidiary after the Effective Date will be deemed to have adopted the Plan for its eligible Employees immediately upon becoming a Subsidiary, unless the Company acts to exclude the Subsidiary and its eligible Employees from participation in the Plan.

    1.5 STOCK SUBJECT TO PLAN.

        (a) The Stock subject to purchase under the Plan will be shares of the Company's authorized but unissued common shares, or previously issued shares of common Stock reacquired and held by the Company, or common shares acquired in the market. The number of shares of Stock that may be purchased under the Plan shall not exceed an aggregate of 1,000,000 shares and not more than 100,000 unissued shares per annum.

        (b) In case of a reorganization, recapitalization, stock split, reverse stock split, stock dividend, combination of shares, merger, consolidation, offering of rights or other change in the capital structure of the Company, the Committee may make such adjustment as it deems appropriate in the number, kind and purchase price of shares of Stock available for purchase under the Plan, subject to Section 7.1.

                             SECTION 2--DEFINITIONS

    For purposes of this Plan, the following words and phrases, whether or not capitalized, have the meanings specified below, unless the context plainly requires a different meaning:

    2.1 "BENEFICIARY" means a person to whom all or a portion of the cash amounts due to the Employee under this Plan will be paid if the Employee dies before receiving such cash amounts.

    2.2 "BOARD" means the Board of Directors of the Company.

    2.3 "CODE" means the Internal Revenue Code of 1986, as amended, and all regulations thereunder.

    2.4 "COMMITTEE" means the individuals appointed by the Board to administer the Plan.

    2.5 "COMPANY" means Option Care, Inc.

    2.6 "COMPENSATION" means the total amount paid to an Employee by the Company or any Participating Subsidiary during the applicable period specified in the Plan that constitutes wages subject to withholding for purposes of the Federal Insurance Contribution Act as defined in Section 3121 of the Code, without regard to the limitations on wages in excess of the applicable wage base, plus any amounts contributed by the Employee to any plan or plans established by the Company or Participating Subsidiary in accordance with Section 125 of the Code.

    2.7 "CUSTODIAN" means the custodian for the Plan appointed by the Company.

    2.8 "EFFECTIVE DATE" means January 1, 2001.

    2.9 "EMPLOYEE" means any employee of the Company or a Participating Subsidiary.

    2.10 "FAIR MARKET VALUE" means the fair market value of one share of Stock as of a particular day, which shall generally be the closing price per share of Stock on the National Association of Securities Dealers Automated Quotation System ("NASDAQ") on that day, or, if such day is not a trading day, the lower of the closing price per share on the last preceding and next following trading days.

    2.11 "OFFERING DATE" means the first day of the Offering Period.

    2.12 "OFFERING PERIOD" means (i) January 1, 2001 through December 31, 2001 and each calendar year thereafter for which the Committee determines options shall be granted under the Plan; and (ii) July 1, 2001 through December 31, 2001 and the six month periods commencing on each July 1 thereafter; or such other period or periods designated by the Committee in its sole discretion.

    2.13 "OPTION ACCOUNT" means the Account maintained on behalf of the Employee under Section 3.4 to which contributions to the Plan are credited and from which amounts are withdrawn to exercise options on a Termination Date.

    2.14 "PARTICIPATING SUBSIDIARY" means a Subsidiary which is participating in the Plan in accordance with Section 1.4.

    2.15 "PLAN" means the Option Care, Inc. 2001 Employee Stock Purchase Plan, as described in this document and as amended from time to time.

    2.16 "STOCK" means the Common Stock ($0.01 par value) of the Company.

    2.17 "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time an option is granted, each of the corporations other than the last corporation owns 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

    2.18 "TERMINATION DATE" means the last day of an Offering Period.

                    SECTION 3--ENROLLMENT AND CONTRIBUTIONS

    3.1 ELIGIBILITY FOR ENROLLMENT.

        (a) An Employee may enroll in the Plan for an Offering Period unless one of the following applies:

           (i) The Employee would, immediately upon enrollment, own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with Section 423(d) of the Code; or

           (ii) The Employee is not employed by the Company or a Participating Subsidiary on the Offering Date; or

          (iii) The terms of the Employee's employment are covered by a collective bargaining agreement and the applicable union or other collective bargaining unit has refused to accept the Plan (having been specifically requested to do so by the Company).

        (b) The Committee or its designee will notify an Employee that the Employee is first eligible to enroll in the Plan and make available to each eligible Employee the necessary enrollment forms before the Offering Date.

    3.2 ENROLLMENT PROCEDURE.

        (a) To enroll in the Plan for an Offering Period, an Employee must file an enrollment form with the Company and elect to make contributions under the Plan in accordance with Section 3.3. The enrollment form must be received by the Company by the day preceding the Offering Date, or such other date as the Committee may specify, and must state the contribution rate elected by the Employee for the Offering Period.

        (b) An Employee whose enrollment in and contributions under the Plan continue throughout an annual Offering Period will automatically be enrolled in the Plan for the next annual Offering Period; unless (i) the Employee files a written notice of withdrawal with the Company before the Offering Date for the next annual Offering Period in accordance with
    Section 5.1(a)(i), or (ii) on the Offering Date for such annual Offering Period the Employee is in a category described in Section 3.1(a)(i),
    (ii) or (iii). The contribution rate for an Employee who is automatically enrolled for an annual Offering Period pursuant to this Section will be the contribution rate in effect for the immediately preceding annual Offering Period, unless the Employee files an amended enrollment form with the Company prior to the next subsequent annual Offering Period designating a different contribution rate. No automatic enrollment shall apply for six month Offering Periods.

        (c) An Employee may increase or decrease the contribution rate elected for an Offering Period during such period or periods during an Offering Period as the Committee in its sole discretion may determine.

    3.3 CONTRIBUTIONS.

        (a) To enroll for the first time in the Plan for an Offering Period, an Employee must elect to make a contribution under the Plan, subject to the terms and conditions prescribed below, by means of payroll deduction for each payroll period within the Offering Period.

        (b) An Employee may elect to make payroll deduction contributions with respect to each Offering Period in amounts not less than the greater of
    (i) one percent (1%) of Compensation per payroll period and (ii) $10 per payroll period; and not more than the lesser of (i) fifteen percent (15%) of Compensation per Offering Period (or such other amount as the Committee may establish from time to time and communicate to Employees before the Offering
    Date) and (ii) a percentage of Compensation for each payroll period that ensures that the limit on the purchase of shares of Stock specified in
    Section 4.1 is not exceeded for the Offering Period. Such an election may apply independently to annual Offering Periods and six month Offering Periods.

        (c) Payroll deductions will commence with the first payroll period that begins within the Offering Period and will be made in conformity with the Company's payroll deduction schedule and practices.

        (d) Except as provided in Section 3.2(c) and Section 5.1, an Employee may elect to increase, decrease or discontinue contributions only as of the beginning of the first payroll period in an Offering Period by giving written notice to the Committee at least by the day preceding the Offering Date, or by such other date as the Committee shall specify.

    3.4 OPTION ACCOUNTS. All contributions made by an Employee under the Plan for an Offering Period will be credited to an Option Account maintained by the Company or the Custodian on behalf of the Employee for that Offering Period. The Company will make the credit as soon as practicable after the contributions are withheld from the Employee's Compensation.

    3.5 NO FUNDING OF ACCOUNTS. No cash shall be set aside with respect to an Option Account until it is credited thereto. Nothing contained in this Plan and no action taken pursuant to the provisions hereof shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Company and any Employee or any other person with respect to an Option Account. Amounts credited to an Option Account at any time and from time to time shall be the general assets of the Company. To the extent that any person acquires a right to receive the benefit of amounts credited to an Option Account, such right shall be that of an unsecured general creditor of the Company.

                    SECTION 4--GRANT AND EXERCISE OF OPTION

    4.1 GRANT OF OPTIONS; TERMS. Enrollment in the Plan for an Offering Period will constitute the grant by the Company of an option to purchase shares of Stock under the Plan during such Offering Period. Enrollment in the Plan (whether initial or continuing) for each Offering Period will constitute a new grant of an option to purchase shares of Stock under the Plan. All Employees granted options shall have the same rights and privileges as required by
Section 423(b)(5) of the Code. Each option will be subject to the following terms:

        (a) The option price will be as specified in Section 4.2.

        (b) Except as limited in (e) below, the number of shares of Stock subject to the option will equal the number of whole and fractional shares of Stock that can be purchased at the option price specified in Section 4.2 with the aggregate amount credited to the Employee's Option Account for the Offering Period as of the Termination Date.

        (c) The option will be exercised on the Termination Date for the Offering Period.

        (d) The payment by an Employee for the shares of Stock purchased under an option will be made only through payroll deduction in accordance with
    Section 3.3.

        (e) The number of shares of Stock that may be purchased in any calendar year for any Employee (when taken together with all other options held by such Employee under the Plan and under any other stock purchase plan of the Company or a Subsidiary at any time during the calendar year in which the option is granted) shall not exceed twenty five thousand dollars ($25,000) in Fair Market Value, determined as of the Offering Date of the Offering Period for such shares.

    4.2 PURCHASE OF STOCK; PRICE.

        (a) As soon as practicable after the Termination Date of each Offering Period, the Company or Custodian will apply to the purchase of shares of Stock the amounts credited to each Employee's Option Account for that Offering Period as of such Termination Date. The Stock so purchased shall be allocated to the Option Account for the Employee. The Stock shall be held by the Custodian on behalf of the Employee and registered in the name of a nominee.

        (b) The option price of each share of Stock purchased as of a Termination Date shall be the lower of:

           (i) Eighty five percent (85%) of the Fair Market Value of the Stock on the Offering Date for such offering, or

           (ii) Eighty five percent (85%) of the Fair Market Value of the Stock on the Termination Date for such offering.

    4.3 OPTION ACCOUNTS.

        (a) All whole and fractional shares of Stock purchased on behalf of an Employee as of a Termination Date shall be credited to such Employee's Option Account as of such date. Any cash in lieu of fractional share remaining on distribution of shares or on termination of the Plan shall be distributed to the Employee. Dividends payable with respect to shares of Stock credited to the Employee's Option Account will be credited to the Employee's Option Account and used by the Custodian to purchase additional shares of Stock on the open market as soon as administratively feasible following receipt of the dividend payment by the Custodian.

        (b) In the event the amount withheld through payroll deductions with respect to an Offering Period exceeds the option price of the shares available for purchase for such Employee for that Offering Period, the excess of the amount so withheld over the option price of the shares so purchased for the Employee shall be returned to the Employee without interest.

    4.4 NO INTEREST ON ACCOUNT BALANCES. No interest or other earnings will be credited to any Option Account with respect to (a) amounts credited thereto during an Offering Period or (b) amounts to be returned to the Employee. Neither the Committee nor the Company shall have any obligation to invest or otherwise manage amounts credited to an Option Account, other than to apply such amounts to the purchase of Stock in accordance with the terms of this Plan.

                      SECTION 5--TERMINATION OF ENROLLMENT

    5.1 TERMINATION OF ENROLLMENT.

        (a) An Employee's enrollment in the Plan will terminate under the following circumstances:

           (i) An Employee's enrollment for an Offering Period will terminate as of the beginning of the payroll period that is at least ten
       (10) calendar days after the Employee files with the Company a written notice of withdrawal of the election to contribute for that Offering Period;

           (ii) An Employee's enrollment will terminate following termination of employment with the Company and all Participating Subsidiaries;

          (iii) An Employee's enrollment will terminate as of the date on which the Employee would own directly or indirectly, or hold options or rights to acquire, an aggregate of five percent (5%) or more of the total combined voting power or value of all outstanding shares of all classes of the Company or any Subsidiary, determined in accordance with
       Section 423(d) of the Code; and

           (iv) An Employee's enrollment will terminate upon termination of the Plan or as of the date the relevant Participating Subsidiary ceases to be a Subsidiary.

        (b) An Employee whose enrollment in the Plan terminates under this Section, other than by reason of termination of the Plan, may again enroll in the Plan as of any subsequent Offering Date if the Employee satisfies the eligibility conditions of Section 3.1 as of such date.

    5.2 DISTRIBUTIONS TO EMPLOYEE.

        (a) As soon as practicable after an Employee's enrollment in the Plan terminates under Section 5.1:

           (i) If enrollment terminates pursuant to Section 5.1(a)(ii),
       (iii) or (iv) prior to the Termination Date of the Offering Period, the Company will pay to the Employee all cash amounts credited to the Employee's Option Account as of the date of termination;

           (ii) If enrollment terminates pursuant to Section 5.1(a)(i) prior to the Termination Date of the Offering Period, any payroll deduction contributions in the Employee's Option Account for such Offering Period shall be held until such Termination Date and shall be applied to purchase Stock; and

          (iii) If enrollment terminates pursuant to Section 5.1(a)(ii) or 5.1(a)(iv), the Committee will direct the Custodian to distribute to the Employee certificates representing any whole shares of Stock then credited to the Employee's Option Account and cash equal to the Fair Market Value of any fractional share.

        (b) If an Employee's enrollment terminates as a result of death, or if the Employee's death occurs before the Employee receives a distribution under this Section, all cash amounts payable under this Section to the Employee will be paid to the Employee's Beneficiary.

        (c) An Employee may, from time to time, request distribution with regard to whole shares of Stock then credited to the Employee's Option Account. The Custodian shall pay to the Employee cash equal to the Fair Market Value of any fractional share when all whole shares of Stock have been distributed.

    5.3 BENEFICIARIES.

        (a) An Employee may designate one or more persons (concurrently, contingently or successively) to whom cash amounts credited to the Option Account will be distributed if the Employee dies before receiving complete payment of such amounts. Any such designation must be made on a form provided by the Company for this purpose, will be effective on the date received by the Company and may be revoked by the Employee at any time.

        (b) If the Employee fails to designate a Beneficiary or if no designated beneficiary survives the Employee, then any cash amounts shall be paid to the Employee's estate.

                         SECTION 6--PLAN ADMINISTRATION

    6.1 COMMITTEE. The Plan will be administered by the Committee.

    6.2 COMMITTEE POWERS.

        (a) The Committee will have all powers appropriate to administer the Plan including, but not limited to, the following:

           (i) To determine all questions that may arise under the Plan, including the power to determine the rights or eligibility of Employees or their Beneficiaries;

           (ii) To construe the terms of the Plan and to remedy ambiguities, inconsistencies or omissions;

          (iii) To adopt such rules of procedure and prescribe such forms as it considers appropriate for the proper administration of the Plan and are consistent with the Plan;

           (iv) To enforce the Plan provisions and the rules of procedure which it adopts;

           (v) To employ agents, attorneys, accountants, actuaries or other persons, and to allocate or delegate to them such powers, rights and duties as it considers appropriate for the proper administration of the Plan.

        (b) The Committee will have such further powers and duties as may be elsewhere specified in the Plan.

    6.3 COMMITTEE ACTIONS. The actions of the Committee may be taken at a meeting by a majority of its members, in writing without a meeting if all members of the Committee sign such writing or by the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other and participation in such a meeting in this manner shall constitute attendance and presence in person at the meeting of the person or persons so participating for all purposes. In taking action:

        (a) The Committee may allocate authority to a specific member(s) of the Committee to carry out such duties as the Committee may assign;

        (b) A member of the Committee may by writing delegate any or all of their rights, powers, duties and discretions to any other member of the Committee, with the consent of the latter;

        (c) The Committee may delegate to any agents such duties and powers as it deems appropriate, by an instrument in writing which specifies which duties are so delegated and to whom each such duty is so delegated; and

        (d) When there is an even division of opinion among the members of the Committee as to a matter, the Board of Directors of the Company will decide the matter, provided, however, that no member of the Board of Directors may vote on such a matter if it concerns such member's individual rights, privileges or obligations under the Plan.

    6.4 MEMBER WHO IS PARTICIPANT. If a member of the Committee is an Employee, such member may not decide any matter relating to the member's participation or Option Account or how the Option Account is to be paid to the member that the member would not have the right to decide in the absence of membership on the Committee, and no Employee will receive any compensation for services as a member of the Committee.

    6.5 INFORMATION REQUIRED FROM COMPANY. The Company will furnish the Committee with such data and information as the Committee deems appropriate to administer the Plan. The records of the Company as to an Employee's Compensation will be conclusive on all persons unless determined by the Committee to be clearly incorrect.

    6.6 INFORMATION REQUIRED FROM EMPLOYEES. Each person entitled to benefits under the Plan must furnish the Company from time to time in writing such person's mailing address, each change of mailing address and such other data and information as the Committee deems appropriate to administer the Plan. Any communication, statement or notice mailed with postage prepaid to any person at the last mailing address filed with the Company will be binding upon such person for all purposes of the Plan.

    6.7 UNIFORM RULES AND ADMINISTRATION. The Committee will administer the Plan on a nondiscriminatory basis and will apply uniform rules to all persons similarly situated.

                      SECTION 7--AMENDMENT AND TERMINATION

    7.1 AMENDMENT.

        (a) The Company reserves the right to amend the Plan from time to time subject to the following limitations:

           (i) No amendment will be made without the prior approval of the stockholders of the Company if the amendment will (1) increase the number of shares of Stock reserved for purchase under the Plan, or
       (2) materially modify the eligibility conditions or materially increase the benefits available under the Plan.

           (ii) No amendment will make any change in an option granted previously and outstanding which adversely affects the rights of an Employee with respect to such option.

          (iii) No amendment will reduce the amount of an Employee's Option Account balance.

        (b) The Company may delegate to the Committee or its officers the power to amend the Plan as the Company deems appropriate, subject to the limitations of this Section.

    7.2 TERMINATION. The Plan is entirely voluntary on the part of the Company and the continuance of the Plan shall not be construed as a contractual obligation of the Company. Accordingly, the Company reserves the right to terminate the Plan at any time. Unless sooner terminated by the Company, the Plan shall terminate on the date all of the shares of Stock specified in
Section 1.5(a) are purchased unless additional shares of Stock are authorized for the Plan by the stockholders of the Company. No option may be granted under the Plan after the Plan is terminated.

    7.3 RIGHTS UPON TERMINATION.

        (a) If the Plan terminates, the Committee may elect to terminate all outstanding options to purchase shares of Stock under the Plan either immediately or upon completion of the purchase of shares of Stock on the next following Termination Date.

        (b) If the Committee terminates an option to purchase shares of Stock prior to the expiration of the option, all amounts contributed to the Plan which remain in an Employee's Option Account will be returned to the Employee as soon as practicable.

                         SECTION 8--GENERAL PROVISIONS

    8.1 NO TRANSFER OR ASSIGNMENT. The rights of an Employee under the Plan may not be sold, pledged, assigned or transferred, voluntarily or involuntarily, in any manner other than by will or the laws of descent and distribution. Any such attempted sale, pledge, assignment or transfer shall be without effect. An Employee's rights and all options granted under the Plan shall only be exercisable during his or her lifetime by such Employee.

    8.2 EQUAL RIGHTS AND PRIVILEGES. All Employees who are granted options under the Plan for the Offering Period will have equal rights and privileges with respect to such option.

    8.3 RIGHTS AS STOCKHOLDER. The grant of an option to purchase shares of Stock under the Plan will not confer upon an Employee any rights as a stockholder of the Company with respect to shares of Stock subject to the option. An Employee will become a stockholder with respect to shares of Stock subject to an option under the Plan only when the purchase of such shares of Stock is completed as of a Termination Date.

    8.4 RIGHTS AS EMPLOYEE. The Plan is not a contract of employment, and the grant of an option to purchase shares of Stock under the Plan will not confer upon any Employee the right to be retained in the employ of the Company or any Subsidiary.

    8.5 COSTS. All costs and expenses incurred in the administration of the Plan will be paid by the Company and its Subsidiaries. Any brokerage fees for the sale of shares of Stock by an Employee will be borne by the Employee; provided that the Company and its Subsidiaries shall pay the brokerage fees for one sale per Employee if such sale is executed through the Custodian as of a date which is at least one calendar year after the Termination Date as of which such shares were purchased.

    8.6 APPLICATION OF FUNDS. All proceeds received by the Company from the sale of Stock under the Plan will be used for general corporate purposes.

    8.7 REPORTS. The Company will provide or cause to be provided to each Employee an annual report of the Employee's contributions under the Plan for each Plan Year and the shares of Stock purchased with such contributions.

    8.8 ACTIONS BY COMPANY. Any action taken by the Company with respect to the Plan will be by resolution of its Board of Directors or by a person or persons authorized by resolution of its Board of Directors.

    8.9 GOVERNMENTAL APPROVAL. The Plan and any offering or sale made to Employees under the Plan is subject to any governmental approvals or consents that are or may become applicable in connection herewith.

    8.10 STOCKHOLDER APPROVAL. The Plan is subject to approval by the holders of a majority of the shares present in person or by proxy and voting at the meeting at which the Plan is considered and shall not be effective without such approval.

    8.11 APPLICABLE LAW. The Plan will be governed by the laws of the State of Illinois, without regard to the law of conflicts of such state, to the extent that federal law does not preempt such laws.

    8.12 GENDER AND NUMBER. When the context permits, words in the Plan used in the masculine gender include the feminine gender, words in the singular include the plural and words in the plural include the singular.

    8.13 HEADINGS. All headings in the Plan are included solely for ease of reference and do not bear on the interpretation of the text.

    The undersigned hereby certifies that this Plan was duly adopted by the
Board on             , 2000.

                                          --------------------------------------
                                          Name

                                          --------------------------------------
                                          Title

                               OPTION CARE, INC.
                              100 CORPORATE NORTH
                                   SUITE 212
                          BANNOCKBURN, ILLINOIS 60015
          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

    The undersigned hereby appoints Michael A. Siri as Proxy, with the power to appoint a substitute, and hereby authorizes him to represent and vote, as designated below, all of the shares of Common Stock of Option Care, Inc. (the "Company") held as of record by the undersigned or over which the undersigned had voting power, at the close of business on March 17, 2000 at the Annual Shareholders' Meeting to be held May 12, 2000 or any adjournment or adjournments thereof.

    This Proxy when properly executed will be voted in the manner directed herein by the undersigned. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED "FOR" PROPOSALS 1, 2, 3 AND 4 BELOW.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE FOLLOWING PROPOSALS:

1. Election of Directors:

 / /  FOR the nominees listed below (except  / /  WITHHOLD AUTHORITY to vote
             marked to the contrary)                for the nominees below

 (INSTRUCTION: To withhold authority to vote for any individual nominee, strike such nominee's name from the list below.)

                                      John N. Kapoor
                                      Roger W. Stone

2. Ratification and approval of the Option Care, Inc. 2001 Employee Stock Purchase Plan

 / /  FOR  / /  AGAINST  / /  ABSTAIN

3. Ratification and approval of and amendment to the Company's Stock Incentive Plan to increase the number of shares available to be issued thereunder from 2,000,000 shares to 2,500,000 shares.

 / /  FOR  / /  AGAINST  / /  ABSTAIN

4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.

 / /  FOR  / /  AGAINST  / /  ABSTAIN

                                                  --------------------------------------------------------  ,
                                          Dated:                                                            2000

                                          ---------------------------------------------------------------------
                                          Signature

                                          ---------------------------------------------------------------------
                                          Signature, if held jointly

Please sign exactly as name appears on stock certificate. When joint tenants hold shares, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by the President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                      PLEASE SIGN, DATE AND MAIL PROMPTLY